Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Royal Dutch Shell plc of the reports dated June 23, 2005 relating to the financial statements of each of the Shell Pay Deferral Investment Fund and the Shell Provident Fund, which appear in the Form 11-K for each such Fund for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas — USA

July 20, 2005